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                                                                EXHIBIT 99.1

NEWS RELEASE
                                            PUBLIC CONFERENCE CALL SCHEDULED
                                                     Date: December 11, 2000
                                                        Time:  9:00 a.m. PST
                                              Call In Number: (212) 346-7454

CONTACT:
Matthew C. Gless
Chief Financial Officer
Peregrine Systems, Inc.
(858) 481-5000




           PEREGRINE SYSTEMS(R) FORGES STRATEGIC GLOBAL RELATIONSHIPS
                            WITH MAJOR IBM DIVISIONS

        ASSUMES RESPONSIBILITY FOR TIVOLI SERVICE DESK SUITE OF PRODUCTS;
                 EXPANDS RELATIONSHIP WITH IBM GLOBAL SERVICES.

SAN DIEGO, December 11, 2000 - Peregrine Systems, Inc. (NASDAQ: PRGN) announced today that it has entered into a strategic relationship with Tivoli Systems, Inc. to strengthen the existing integration of complementary Peregrine products such as ServiceCenter-Registered Trademark- and AssetCenter-TM- with Tivoli Enterprise systems and network management products for the benefit of customers.

Peregrine will acquire the Tivoli Service Desk suite of products (Problem Management, Change Management and Asset Management products) and certain related assets for $105 million in total consideration. The purchase price is comprised of cash and approximately 3.0 million shares of Peregrine Common Stock. The transaction is structured as an asset purchase and accounted for using the purchase method of accounting. No dilutive effects or any other changes in earnings per share from current estimates for fiscal year 2001 are anticipated by Peregrine. The transaction has been approved by the Board of Directors of both companies and is subject to regulatory approvals and customary closing conditions. The transaction is anticipated to be completed prior to calendar year end.

In addition, Peregrine is expanding its marketing and sales relationships with IBM Global Services. IBM will now offer infrastructure management solutions that combine technologies from Peregrine and Tivoli. IBM Global Services has been a Peregrine business partner for over six years, and currently provides infrastructure consulting and managed services using Peregrine products in both infrastructure management applications and e-market enablement to hundreds of customers around the world.

"Peregrine has worked with Tivoli for many years in ensuring interoperability of our products, and this agreement will allow both Peregrine and Tivoli to focus on what we each do best," stated Steve Gardner, Chairman and CEO of Peregrine Systems. "Additionally, together with IBM Global Services we can


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provide those customers the absolute best in both technology and service delivery for comprehensive infrastructure management, employee self service and e-market solutions."

"Tivoli and Peregrine's efforts to provide solutions that optimize all forms of intelligent assets and systems in real time can benefit our customers through increased availability and performance," said David Murphy, President of Tivoli. "Tivoli's customers now will be able to choose the best solution for overall technology asset control, using products from both Tivoli and Peregrine."

The two companies have scheduled a conference call for 9:00 a.m. PST today to discuss the agreement. Anyone interested should call: (212) 346-7454. The conference call replay number is (858) 812-6440, reservation number 17232951, and is available for 48 hours after the call.

Tivoli Service Desk customers may contact Tivoli at 512/436-4501 (Service Desk Hotline) for more information about the transition. In addition, Peregrine has created a hotline for Service Desk users to call toll free at 866/863-8569. Internationally, customers may reach the Peregrine hotline by calling 858/794-5058. A special web address - www.peregrine.com/tivoli - has been set up for Service Desk customers to obtain information from Peregrine electronically.

ABOUT TIVOLI SYSTEMS
Tivoli software manages the foundations of e-business, extending the boundaries of traditional network and systems management from the data center across the Internet, from the desktop to pervasive devices. Leading companies around the world use Tivoli software, Tivoli Ready third-party products and Team Tivoli partner services to reduce the cost and complexity of managing heterogeneous IT environments. Tivoli solutions, encompassing management of security, storage, and mobile devices, are helping these organizations to create a technology infrastructure to support the next generation of business. Headquartered in Austin, Texas, Tivoli is an IBM company (NYSE: IBM). Tivoli distributes its products worldwide through a network of global sales offices, systems integrators, resellers and IBM sales channels. For more information, visit www.tivoli.com.

ABOUT PEREGRINE
Peregrine serves two immense, fast-growth markets of critical importance to global commerce. Peregrine's Infrastructure Management Group (IMG) is the world leader in providing software solutions to manage the entire life cycle of an organization's assets, from IT equipment and fleets of trucks to a company's intangible knowledge assets. On a true cradle to grave basis, Peregrine IMG solutions help to ensure that all forms of assets yield maximum efficiency and financial optimization - with employee self-service solutions empowering employees to manage the process end-to-end. Peregrine's E-Markets Group (EMG) delivers best-of-breed e-Commerce connectivity, real-time data transformation, catalog creation and management, and portal creation and management. Peregrine EMG processes more than 1.1 million e-Commerce transactions every business day and annually transacts in excess of $250 billion in B2B e-commerce. Founded in 1981, Peregrine is headquartered in San Diego, California and has offices throughout the world. For more information on Peregrine, visit http://www.peregrine.com.

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 PEREGRINE SYSTEMS AND SERVICECENTER ARE REGISTERED TRADEMARKS, AND ASSETCENTER
         IS A TRADEMARK OF PEREGRINE SYSTEMS, INC. ALL OTHER TRADEMARKS
                  ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.


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The foregoing presentation contains "forward-looking" statements about the expectations, beliefs, plans, intentions and strategies of Peregrine. The ability of Peregrine to achieve its planned business objectives involves many risks and uncertainties. Forward-looking statements relating to expectations about future events or results are based upon information available to Peregrine as of today's date. Peregrine assumes no obligation to update any of these statements and these statements are not guarantees of Peregrine. The actual results of Peregrine could differ materially from current expectations. Factors that could cause or contribute to these differences include the companies' ability to complete the transaction and, if completed, its ability to integrate Peregrine's business and the subject Tivoli assets. There can be no assurance that the anticipated benefits relating to Peregrine's acquisition of the Tivoli Service Desk suite of products will be realized. Additionally, the statements regarding dilutive effects and earnings per share reflect Peregrine's current expectations, but there can be no assurance that such expectations will prove to be accurate. In addition, Peregrine has made numerous prior company and/or asset acquisitions, may make future acquisitions, and faces additional risks associated with the integration of these acquisitions. The revenues and earnings of Peregrine is subject to a number of factors that make estimation of its future operating results extremely uncertain. These factors include competition; increased competition due to Peregrine's expanded product offerings; risks associated with the evolving and varying demand for Peregrine's software products; the ability of Peregrine to expand its operations; litigation, including litigation over intellectual property rights; and general economic factors. The risks associated with Peregrine's business are discussed in Peregrine's Annual Report on Form 10-K for the year ended March 31, 2000, which was filed with the Securities and Exchange Commission in May 2000, and in Peregrine's subsequent quarterly reports on Form 10-Q and its 8-Ks and other filings filed with the SEC. You are encouraged to read this information carefully.